Exhibit 99.1

MEDIA CONTACT
N E W S R E L E A S E	Amy Baker
VP, Corporate Communications and Marketing
MVB Bank
abaker@mvbbanking.com
(844) 682-2265

MVB Bank Acquires Deposits and Certain Assets of The First State Bank

(FAIRMONT, W.Va.) April 3, 2020 – MVB Financial Corp. (NASDAQ: MVBF) (“MVB Financial” or “MVB”) and its wholly-owned subsidiary MVB Bank, Inc. (“MVB Bank”) announced that MVB Bank has purchased the deposits and certain assets of The First State Bank (“First State”) through an agreement with the Federal Deposit Insurance Corporation (FDIC). The West Virginia Department of Financial Institutions declared First State insolvent today and appointed the FDIC as receiver. The purchase by MVB Bank is effective immediately. As of December 31, 2019, First State had approximately $139.5 million in total deposits.

"We are pleased to welcome the clients of First State to the MVB family and want to assure them that their deposits are safe, secure and readily accessible. It will be business as usual on Saturday at all of the former First State banking centers and drive-thru locations as First State becomes a part of MVB Bank," said Larry F. Mazza, President and CEO, MVB Financial. "As a trusted partner on the financial frontier, we are committed to the success of the clients and communities we serve."

All deposits are being assumed by MVB Bank resulting in no losses to any depositor. Client deposits will continue to be insured by the FDIC up to applicable limits, and clients do not need to take any immediate action to maintain that insurance coverage. Over the weekend, First State clients will be able to access their money by writing checks, accessing online banking or using an ATM or their debit card. Banking centers will operate under normal business hours on Saturday. To protect the health and safety of Team Members and clients during the ongoing COVID-19 situation, banking center lobbies will be open by appointment only.

“MVB Bank’s strong financial position has enabled us to complete this strategic purchase. Our solid performance validates our focus on asset quality, liquidity and strong capitalization.” Mazza said. “This acquisition aligns with MVB’s strategy for growth in our core commercial markets in West Virginia and Northern Virginia, which also powers our expanding Fintech vertical.”

Clients of First State with questions about the transaction may call the FDIC directly at 1-800-517-1839.

About MVB Financial Corp.

MVB Financial Corp. (“MVB Financial” or “MVB”), the holding company of MVB Bank, Inc., is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.” Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services. Through its subsidiary, MVB Bank, Inc., and the Bank’s subsidiaries, MVB Mortgage, MVB Community Development Corporation and Chartwell Compliance, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond. For more information about MVB, please visit http://ir.mvbbanking.com.

# # #

Forward-looking Statements

MVB Financial Corp. (the “Company”) has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Press Release. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. When words such as “plans,” “believes,” “expects,” “anticipates,” “continues,” “may” or similar expressions occur in this Press Release, the Company is making forward-looking statements. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Release. Those factors include but are not limited to: credit risk; changes in market interest rates; inability to achieve anticipated synergies; ability to successfully integrate recent mergers and acquisitions, including First State; competition; length and severity of the recent COVID-19 (coronavirus) outbreak and its impact on the Company’s business and financial condition; economic downturn or recession; and government regulation and supervision. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.